Exhibit 1.1

115,000,000 Shares

BAKER HUGHES, A GE COMPANY

CLASS A COMMON STOCK, PAR VALUE $0.0001 PER SHARE

UNDERWRITING AGREEMENT

September 11, 2019

September 11, 2019

J.P. Morgan Securities LLC

c/o	J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

General Electric Company, a New York corporation (the “Selling Stockholder” or “GE”), and certain of its affiliates named in Schedule I hereto (together with the Selling Stockholder, the “Sellers”) propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), for whom J.P. Morgan Securities LLC is acting as representative (the “Representative” or the “Manager”), an aggregate of 115,000,000 shares (the “Firm Shares”) of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of Baker Hughes, a GE company, a Delaware corporation (the “Company”).

The Sellers also propose to sell to the several Underwriters not more than an additional 17,250,000 shares of Class A Common Stock of the Company (the “Additional Shares”) if and to the extent that you, as Manager of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Class A Common Stock of the Company, together with the shares of Class B Common Stock, par value $0.0001 per share (“Class B Common Stock”), of the Company, to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

Prior to, and in conjunction with, the consummation of the offering contemplated by this underwriting agreement (this “Agreement”), pursuant to the terms of the Exchange Agreement, dated as of July 3, 2017 (the “Exchange Agreement”), among GE, the Company and Baker Hughes, a GE company, LLC, a Delaware limited liability company (“BHGE LLC”), the Selling Stockholder will, and will cause one or more of the other Sellers to, exchange an aggregate number of Paired Interests (as defined in the Exchange Agreement) (“Paired Interests”) equal to (i) the number of Firm Shares for an equal number of shares of Class A Common Stock of the Company (such exchange, the “Initial Exchange”) plus (ii) if the Representative, on behalf of the Underwriters, elects to exercise the option to purchase any of the Additional Shares, a number of Paired Interests equal to the number of Additional Shares so elected for an equal number of shares of Class A Common Stock of the Company (such exchange, the “Additional Exchange” and, together with the Initial Exchange, the “Exchanges”). The shares of Class A Common Stock of the Company to be received by the Sellers in connection with the Exchanges are being sold pursuant to this Agreement.

In connection with this offering of the Shares and conditional upon the settlement of the Firm Shares, the Company has agreed to repurchase from GE Oil & Gas US Holdings I, Inc., in a privately negotiated transaction, $250,000,000 of Paired Interests at the Purchase Price (as defined in Section 3) (the “Repurchase”), pursuant to the Equity Repurchase Agreement dated as of September 9, 2019, by and among GE, the Company and BHGE LLC (the “Repurchase Agreement”).

On November 13, 2018, the Company filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3ASR (file no. 333-228341), including a prospectus, relating to the Shares. The registration statement as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.”

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

Unless the context otherwise requires, references herein to the “Company” shall be deemed to include the GE oil and gas business (“GE O&G”) and Baker Hughes Incorporated, a Delaware corporation (the legal predecessor of BHGE LLC), prior to the consummation of certain corporate transactions (including the transfer of all of the equity interests of GE O&G holding companies to BHGE LLC) on July 3, 2017.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) Registration Statement; Prospectuses; Free Writing Prospectuses.

(i) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(ii) (A) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (B) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (D) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (E) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (F) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(a)(ii) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by any of the Underwriters consists of the information described as such in Section 11(c) hereof.

(iii) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(b) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(c) Authorization of the Other Transaction Documents. Each of (i) the Amended and Restated Limited Liability Company Agreement, dated as of July 3, 2017, of BHGE LLC (the “BHGE LLC Operating Agreement”), (ii) the Exchange Agreement, (iii) the Amended and Restated Stockholders Agreement, dated as of November 13, 2018, as further amended on July 31, 2019, between the Company and GE (the “Stockholders Agreement”), (iv) the Repurchase Agreement and (v) the Master Agreement between the Company, BHGE LLC and GE, dated as of November 13, 2018, as amended by Amendment No. 1 to the Master Agreement, dated January 30, 2019 and Amendment No. 2 to the Master Agreement, dated February 22, 2019 (together with the BHGE LLC Operating Agreement, the Exchange Agreement, the Stockholders Agreement, the Repurchase Agreement and this Agreement, the “Transaction Documents”) has been duly authorized, executed and delivered by the Company and, to the extent party thereto, its subsidiaries, and constitutes a valid and binding agreement thereof enforceable thereagainst in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(d) Description of the Capital Stock and the Transaction Documents. The authorized capital stock of the Company and each Transaction Document conforms as to legal matters in all material respects to the descriptions thereof contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(e) The Shares. The outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable. The Shares to be sold by the Sellers have been duly authorized and, when issued in accordance with the terms of the Exchange Agreement, will be validly issued, fully paid and non-assessable.

(f) Accuracy of Statements in Offering Documents. The statements in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions (i) “Summary–The Combination of Baker Hughes Incorporated and GE Oil & Gas and Our Relationship with Baker Hughes, a GE Company, LLC”, (ii) “Summary–Organizational Structure”, (iii) “Summary–Recent Developments–Share Repurchase”

and “Summary–Recent Developments–Trigger Date” (each, to the extent related to any of the Transaction Documents), (iv) “Risk Factors” (to the extent related to any of the Transaction Documents), (v) “Description of Class A Common Stock”, (vi) “Material U.S. Federal Income Tax Consequences for Non-U.S. Holders” and (vii) “Indemnification of Directors and Officers”, in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein. The statements incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus from the sections (x) “Certain Relationships and Related Party Transactions” of the Company’s Proxy Statement on Schedule 14A filed with the Commission on March 25, 2019 and (y) “Introduction” and “Item 1.01 Entry into a Material Definitive Agreement”, as applicable, of the Current Reports on Form 8-K filed with the Commission on July 3, 2017 and September 10, 2019, in each case (A) to the extent related to any of the Transaction Documents and (B) insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

(g) No Material Adverse Change. Except as otherwise disclosed in the Time of Sale Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Prospectus, (i) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) there has been no material adverse change, or any development that could reasonably be expected to (A) result in a material adverse change, in the condition, financial or otherwise, or in the earnings, management, business, properties, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity or (B) impair, in any material respect, the ability of the Company or, to the extent party thereto, any of its subsidiaries to perform its respective obligations under the Transaction Documents and to consummate the transactions contemplated hereby or thereby, by the Time of Sale Prospectus or by the Prospectus (any such change is called a “Company Material Adverse Change”). There are no Company Actions (as defined in Section 1(m)) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(h) Independent Accountants. (i) KPMG S.p.A., who have expressed their opinion with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2016 incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent public accountants with respect to the Company, as required by the Exchange Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board and (ii) KPMG LLP, who have expressed their opinion with respect to the

Company’s audited financial statements for the fiscal years ended December 31, 2017 and December 31, 2018 incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent public accountants with respect to the Company, as required by the Exchange Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board.

(i) Preparation of the Financial Statements. The historical financial statements together with the related notes thereto incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the consolidated financial position of the Company and its respective subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(j) Formation and Good Standing of the Company and its Subsidiaries. The Company and each of its significant subsidiaries (as defined in Rule 1-02(10) of Regulation S-X) (the “Company Significant Subsidiaries”) has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation and has corporate, limited liability company or limited partnership power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and, to the extent party thereto, to enter into and perform its obligations under each of the Transaction Documents. The Company and each Company Significant Subsidiary is duly qualified as a foreign corporation, limited liability company or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing could, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Change. All of the issued and outstanding shares of capital stock, limited liability company interests or partnership interests, as the case may be, of each Company Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(k) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company (including the Shares to be sold by the Sellers) is as set forth or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Company or any of the Company Significant Subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under its charter, by-laws or similar organizational documents, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Change. The Company’s and, to the extent party thereto, each of its subsidiary’s execution, delivery and performance of each Transaction Document and consummation of the transactions contemplated hereby and thereby, by the Registration Statement, by the Time of Sale Prospectus and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any Default under the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Company Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, with respect to clauses (ii) and (iii) only, for such Defaults, Company Debt Repayment Triggering Events or violations that, individually or in the aggregate, could not reasonably be expected to result in a Company Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s and, to the extent party thereto, each of its subsidiary’s execution, delivery and performance of each of the Transaction Documents or consummation of the transactions contemplated hereby or thereby, by the Time of Sale Prospectus or by the Prospectus, except (i) the registration of the Shares under the Securities Act, (ii) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, (iii) as have been obtained or made and (iv) where the failure to so obtain or make individually or in the aggregate could not reasonably be expected to result in a Company Material Adverse Change. As used herein, a “Company Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Company or any of its subsidiaries, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(m) No Material Actions or Proceedings. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters related to the Company or its subsidiaries, where any such action, suit or proceeding, if determined adversely, could, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement (any such action, suit or proceeding contemplated by the foregoing clauses (i), (ii) or (iii), a “Company Action”).

(n) Labor Matters. No material dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could, individually or in the aggregate, result in a Company Material Adverse Change.

(o) Intellectual Property Rights. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to the Company’s knowledge, the Company or its subsidiaries own or possess a valid right to use all patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secret, know-how and other intellectual property (collectively, the “Intellectual Property”) used by the Company or its subsidiaries in, and material to, the conduct of the Company’s and its subsidiaries’ business as now conducted or as proposed in the Registration Statement, the Time of Sale Prospectus and the Prospectus to be conducted. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as could not, individually or in the aggregate result in a Company Material Adverse Change, there is no infringement by third parties of any of the Company’s Intellectual Property and there are no legal or governmental actions, suits, proceedings or claims pending or, to the Company’s knowledge, threatened, against the Company (i) challenging the Company’s rights in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by the Company, or (iii) alleging that the operation of the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party, and the Company is unaware of any facts which would form a reasonable basis for any such claim.

(p) All Necessary Permits, etc. The Company and each Company Significant Subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any Company Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Company Material Adverse Change.

(q) Preliminary Prospectuses. Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(r) Company Not an Investment Company. The Company has been advised of the Investment Company Act of 1940, as amended, including the rules and regulations of the Commission thereunder (the “Investment Company Act”). The Company is not required to register as an “investment company” within the meaning of the Investment Company Act.

(s) No Price Stabilization or Manipulation. Neither the Company nor any of its subsidiaries or affiliates has taken nor will take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares.

(t) No Unlawful Contributions or Other Payments. (i) None of the Company, any of its subsidiaries or affiliates, or, to the knowledge of the Company, any director, officer, employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws and (ii) the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(u) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(v) No Conflict with Sanctions.

(i) None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, unless authorized under a general or specific license and in compliance with all applicable laws.

(w) Compliance with Environmental Laws. Each of the Company and its subsidiaries (excluding non-controlled joint ventures) (i) is in compliance with any and all applicable foreign, federal, state and local laws, orders and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), and (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws and is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental

Laws or the failure to receive or comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Change. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or which could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Change.

(x) ERISA Compliance. The Company and its ERISA Affiliates (as defined below) are in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”). “ERISA Affiliate” means, with respect to any Person, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of which such Person is a member. Neither the Company nor any of its ERISA Affiliates has incurred any material liability under Title IV of ERISA. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service.

(y) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(z) Company’s Accounting System. The Company and its subsidiaries maintain effective “internal control over financial reporting,” as such term is defined in Rule 13a-15(f) under the Exchange Act.

(aa) Internal Controls and Procedures. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(bb) No Material Weakness in Internal Controls. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(cc) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(dd) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ee) No Registration Rights. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(ff) Cyber Security; Data Protection. (i)(x) There has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, websites, applications, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”), (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data and (z) the Company’s or its subsidiaries’ IT Systems and Data operate and perform in all respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data used in connection with their business reasonably consistent with industry standards and practices; (iii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iv) the Company and its subsidiaries have implemented backup and disaster recovery technology reasonably consistent with industry standards and practices, except as would not, in the case of clauses (i), (ii) and (iii) above, individually or in the aggregate, have a material adverse effect.

Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

2. Representations and Warranties of the Sellers. The Selling Stockholder, on behalf of itself and the other Sellers, represents and warrants to and agrees with each of the Underwriters that:

(a) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of each Seller.

(b) Authorization of the Repurchase Agreement. The Repurchase Agreement has been duly authorized, executed and delivered by the Selling Stockholder and constitutes a valid and binding agreement of the Selling Stockholder enforceable against the Selling Stockholder in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(c) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Each Seller’s execution and delivery of, and performance of its obligations under, this Agreement, the Repurchase Agreement and the Exchanges, as applicable, (i) has been duly authorized by all necessary corporate action and will not contravene any provision of the charter or by-laws of any Seller in any material respect, (ii) will not contravene any agreement or other instrument binding upon any Seller that is material to any Seller or to any Seller’s ability to perform its obligations under this Agreement, the Repurchase Agreement or the Exchanges, as applicable, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to any Seller of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any Seller, except, with respect to clauses (ii) and (iii) only, for such violations that, individually or in the aggregate, could not reasonably be expected to impair, in any material respect, the ability of any Seller to perform its obligations under this Agreement, the Repurchase Agreement or the Exchanges, as applicable. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for any Seller’s execution and delivery of, and performance of its obligations under, this Agreement, the Repurchase Agreement or the Exchanges, as applicable, except (i) the registration of the Shares under the Securities Act, (ii) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, (iii) as have been obtained or made and (iv) where the failure to so obtain or make individually or in the aggregate could not reasonably be expected to impair, in any material respect, the ability of any Seller to perform its obligations under this Agreement, the Repurchase Agreement or the Exchanges, as applicable.

(d) Title to Shares. On the Closing Date (or the Option Closing Date (as defined in Section 3) with respect to the Additional Shares), each Seller will have valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Seller on such settlement date, free and clear of all security interests, claims, liens, equities or other encumbrances.

(e) Share Transfer. Upon payment for the Shares to be sold by the Sellers pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to the securities account of J.P. Morgan Securities LLC (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, J.P. Morgan Securities LLC will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against J.P. Morgan Securities LLC with respect to such security entitlement; for purposes of this representation, the Sellers may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the account of J.P. Morgan Securities LLC on the records of DTC will have been made pursuant to the UCC.

(f) Registration Statement; Prospectuses; Free Writing Prospectuses. (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 2(f) are limited to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any road show or the Prospectus related to Selling Stockholder Information (as defined in Section 11).

(g) No Price Stabilization or Manipulation. None of the Sellers have taken and none of the Sellers will take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares.

(h) Use of Proceeds. No part of the proceeds of the offering will be used by the Sellers in violation of (i) any laws, rules and regulations of any jurisdiction applicable to any Seller and its affiliated companies from time to time concerning or relating to bribery or corruption, or (ii) applicable Sanctions. For purposes of this Section 2(h), “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (A) the U.S. government, including those administered by the Office of Foreign Assets Control of the United States Department of the Treasury or the U.S. Department of State or (B) the United Nations Security Council, the European Union, France or Her Majesty’s Treasury of the United Kingdom.

3. Agreements to Sell and Purchase. Each Seller hereby agrees to sell, severally and not jointly, and the Selling Stockholder hereby agrees to cause each other Seller to sell, to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from each of the Sellers at $21.07 per Share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Sellers as set forth opposite their respective names in Schedule I hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all the Underwriters from all of the Sellers hereunder.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Seller agrees to sell, severally and not jointly, and the Selling Stockholder agrees to cause each other Seller to sell, to the Underwriters, and the Underwriters shall have the right to purchase, severally and not jointly, at the Purchase Price up to the applicable number of Additional Shares, if any, set forth opposite such Seller’s name in Schedule I, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company and the Selling Stockholder not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. The number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) to be sold by each Seller, if any, to each Underwriter shall be determined by multiplying the aggregate number of Additional Shares to be sold by each of the Sellers as set forth opposite their respective names in Schedule I hereto, if any, by a fraction, the numerator of which is the aggregate number of Additional Shares to be purchased by such Underwriter and the denominator of which is the aggregate number of Additional Shares to be purchased by all the Underwriters from all of the Sellers pursuant to the exercise notice. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares. Any such election to purchase Additional Shares shall be made in proportion to the maximum number of Additional Shares to be sold by each Seller as set forth opposite its name in Schedule I hereto.

The Company hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of any class of stock of the Company or any limited liability company units or other membership interests of BHGE LLC (collectively, the “Restricted Securities”) or any other securities convertible into or exercisable or exchangeable for any Restricted Securities; or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Restricted Securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Restricted Securities or such other securities, in cash or otherwise; (c) file any registration statement with the Commission relating to the offering of any Restricted Securities or any securities convertible into or exercisable or exchangeable for any Restricted Securities or (d) publicly announce any intention to engage in any of the transactions described in clauses (a) through (c) above.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold by the Sellers hereunder, (b) the issuance by the Company of shares of Common Stock upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, (c) the issuance by the Company of options to purchase shares of Common Stock and other equity incentive compensation, including restricted stock or restricted stock units, under stock option or similar plans described in the Time of Sale Prospectus or under stock option or similar plans of companies acquired by the Company in effect as of the date of this Agreement, (d) any shares of Common Stock issued upon the exercise of options granted under such stock option or similar plans described in the Time of Sale Prospectus or under stock option or similar plans of companies acquired by the Company in effect on the date of this Agreement, (e) the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to the terms of such stock option or similar plans, (f) the issuance by the Company of Common Stock or securities convertible into Common Stock in connection with an acquisition or business combination (including the filing of a registration statement on Form S-4 or other appropriate form with respect thereto), provided that the aggregate number of shares of Common Stock the Company may issue or agree to issue pursuant to this clause (f) during the Restricted Period shall not exceed 5% of the total number of shares of Common Stock issued and outstanding on the closing date of the offering of the Shares and provided further that, in the case of any issuance pursuant to this clause (f), any recipient of shares of Common Stock shall have executed and delivered to the Representative a lock-up agreement in the form attached as Exhibit A hereto, (g) the Repurchase, or (h) the issuance by the Company of shares of Class A Common Stock of the Company upon the conversion or exchange of shares of Class B Common Stock of the Company, together with Common Units (as defined in the Exchange Agreement) into shares of Class A Common Stock of the Company pursuant to the Exchange Agreement.

4. Terms of Public Offering. Each Seller is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. Each Seller is further advised by you that the Shares are to be offered to the public initially at $21.50 per Share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.2580 per Share under the Public Offering Price.

5. Payment and Delivery. Payment for the Firm Shares to be sold by the Sellers shall be made to the applicable Sellers in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on September 16, 2019, or at such other time on the same or such other date, not later than the fifth business day thereafter, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares to be sold by the applicable Sellers shall be made to the applicable Sellers in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than October 11, 2019, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters and (ii) any withholding required by law.

6. Conditions. The several obligations of the Sellers to sell the Shares, and the obligations of the Selling Stockholder to cause each other Seller to sell the Shares, to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the conditions that the Registration Statement shall have become effective prior to the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date (i) a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and (ii) one or more certificates, dated the Closing Date and signed by an executive officer of each Seller, to the effect that the representations and warranties of each Seller contained in this Agreement are true and correct as of the Closing Date and that each Seller has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. Each officer signing and delivering each such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, outside counsel for the Company, each dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

(d) The Underwriters shall have received on the Closing Date an opinion of William D. Marsh, Chief Legal Officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

(e) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling LLP, counsel for the Sellers, dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

(f) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Cravath, Swaine & Moore LLP, counsel for the Underwriters, each dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

With respect to the negative assurance letter referenced in Section 6(c) above, Davis Polk & Wardwell LLP may state that their opinions and beliefs in such letter are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(e) above, Shearman & Sterling LLP may rely upon an opinion or opinions of counsel for the Sellers and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of the Sellers contained herein and in other documents and instruments; provided that (A) each such counsel for the Sellers is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (C) copies of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel and (D) Shearman & Sterling LLP shall state in their opinion that they are justified in relying on each such other opinion.

The opinions and negative assurance letters, as applicable, of Davis Polk & Wardwell LLP and Shearman & Sterling LLP described in Sections 6(c) and 6(e) above (and any opinions of counsel for the Sellers referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or the Sellers, as the case may be, and shall so state therein.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, from KPMG LLP and KPMG S.p.A., independent registered public accountants for the Company, one or more letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the audited and unaudited financial statements and certain financial information of the Company contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that each such letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The “lock-up” agreements, each substantially in the form previously agreed, between you and certain stockholders, officers and directors of the Company, including the Selling Stockholder, relating to sales and certain other dispositions of shares of Common Stock and/or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(i) The Underwriters shall have received such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Firm Shares and other matters related to the issuance of such Firm Shares.

(j) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i) (A) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to clause 6(b)(i) above remains true and correct as of such Option Closing Date and (B) a certificate, dated the Option Closing Date and signed by an executive officer of each Seller, confirming that the certificate delivered on the Closing Date pursuant to clause 6(b)(ii) above remains true and correct as of such Option Closing Date;

(ii) (A) an opinion and negative assurance letter of Davis Polk & Wardwell LLP, outside counsel for the Company, each dated the Option Closing Date, in connection with the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) above and (B) an opinion of William D. Marsh, Chief Legal Officer of the Company, dated the Option Closing Date, in connection with the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) above;

(iii) an opinion of Shearman & Sterling LLP, outside counsel for the Sellers, dated the Option Closing Date, in connection with the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof;

(iv) an opinion and negative assurance letter of Cravath, Swaine & Moore LLP, counsel for the Underwriters, each dated the Option Closing Date, in connection with the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof;

(v) one or more letters dated the Option Closing Date, in form and substance satisfactory to the Representative, from KPMG LLP and KPMG S.p.A., independent registered public accountants for the Company, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to clause 6(g) hereof; provided that each such letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(vi) such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, upon request and without charge, signed copies of the Registration Statement (excluding exhibits thereto and documents incorporated by reference therein) during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h) To advise you promptly, and confirm such advice in writing, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement and of any proceeding pending before or threatened by the Commission for such purpose pursuant to Section 8A under the Securities Act.

(i) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j) If any Seller is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent), on or before the Closing Date or the Option Closing Date, as applicable, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

(k) To not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(l) To use its best efforts to list the Shares on the New York Stock Exchange (“NYSE”).

8. Covenants of the Sellers. The Sellers severally covenant with each Underwriter as follows:

Each Seller will deliver to each Underwriter (or its agent), prior to or at the Closing Date or the Option Closing Date, as applicable, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum in an amount not to exceed $15,000, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority in an amount not to exceed $15,000, (v) all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including the costs associated with the dissemination of any electronic road show, provided, however, that 50% of the cost of any aircraft chartered in connection with the road show shall be paid by the Underwriters, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, each Seller agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including its counsel, its costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares and all other costs and expenses incident to the performance of the obligations of each Seller hereunder for which provision is not otherwise made in this Section.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholder may otherwise have for the allocation of such expenses among themselves.

10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless (i) each Underwriter, (ii) the directors, officers, employees and agents of each Underwriter, (iii) each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iv) each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act (collectively, the “Underwriter Indemnitees”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by any of the Underwriters consists of the information described as such in Section 11(c) hereof. The Company agrees and confirms that references to “affiliates” of any Underwriter that appear in this Agreement shall, with respect to Morgan Stanley & Co. LLC, be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

(b) The Selling Stockholder agrees to indemnify and hold harmless each Underwriter Indemnitee from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the information relating to the Selling Stockholder and the other Sellers furnished to the Company or Underwriters by the Selling Stockholder or any of the other Sellers for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, any road show or the Prospectus or any amendment or supplement thereto, it being understood that such information with respect to the Sellers is limited to the names of the Sellers, the number of Shares offered by the Sellers and the address and other information with respect to the Sellers that appear in the footnotes under the caption “Selling Stockholders” in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendment or supplement thereto (collectively, the “Selling Stockholder Information”); provided that the liability of the Selling Stockholder under the indemnity agreement contained in this Section 11(b) shall be limited to an amount equal to the aggregate Purchase Price for the Shares sold by the Sellers under this Agreement.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Sellers, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Seller within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto. The Company and each Seller hereby acknowledges that the only information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto are the following statements set forth in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendment or supplement thereto under the caption “Underwriting”: the third, seventh and thirteenth paragraphs.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iv) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter Indemnitees, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Sellers and all persons, if any, who control any Seller within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriter Indemnitees, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Sellers and such control persons of any Seller, such firm shall be designated in writing by GE. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this Section 11(d), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (A) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statements to or any admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such Section, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Sellers and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Sellers on the one hand or by the Underwriters on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of the Selling Stockholder under the contribution agreement contained in this Section 11(e) shall be limited to an amount equal to the aggregate Purchase Price of the Shares sold by the Sellers under this Agreement.

(f) The Company, the Selling Stockholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Sellers contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter Indemnitee, the Sellers or any person controlling any of the

Sellers, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares. For the avoidance of doubt, as between the Company, on the one hand, and the Selling Stockholder and the other Sellers, on the other hand, nothing in this Section 11 shall supersede or otherwise affect the indemnification or contribution provisions set forth in the Amended and Restated Registration Rights Agreement, dated July 31, 2019, between GE and the Company (the “Registration Rights Agreement”).

12. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Sellers for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Sellers. In any such case either you or the Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Sellers to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any of the Sellers shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Sellers, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares; it being understood that, as between the Company and GE, this Agreement shall not supersede or otherwise affect the Registration Rights Agreement.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

17. Applicable Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to its conflicts of laws principles.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk; if to the Company shall be delivered, mailed or sent to Baker Hughes, a GE company, 17021 Aldine Westfield Road, Houston, Texas 77073, Attention: William D. Marsh and if to the Selling Stockholder shall be delivered, mailed or sent to General Electric Company, 41 Farnsworth Street, Boston, Massachusetts 02210, Attention: Michael Buckner or Mark Landis.

[Signature pages follow]

Very truly yours,

BAKER HUGHES, A GE COMPANY

By:	/s/ Lee Whitley
	Name:	Lee Whitley
	Title:	Corporate Secretary

[Signature Page to Underwriting Agreement]

GENERAL ELECTRIC COMPANY

By:	/s/ John Godsman
	Name:	John Godsman
	Title:	Vice President

[Signature Page to Underwriting Agreement]

GE OIL & GAS US HOLDINGS I, INC.

By:	/s/ Victoria Vron
	Name:	Victoria Vron
	Title:	Vice President & Secretary

GE HOLDINGS (US), INC.

By:	/s/ Victoria Vron
	Name:	Victoria Vron
	Title:	Vice President & Secretary

GE OIL & GAS US HOLDINGS IV, INC.

By:	/s/ Victoria Vron
	Name:	Victoria Vron
	Title:	Vice President & Secretary

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof J.P. Morgan Securities LLC Acting on behalf of itself and the several Underwriters named in Schedule II hereto

By:	J.P. Morgan Securities LLC

By:	/s/ N. Goksu Yolac
	Name:	N. Goksu Yolac
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Seller	Number of Firm Shares To Be Sold:	Maximum Number of Additional Shares To Be Sold:
General Electric Company	23,369,778.12	—
GE Oil & Gas US Holdings I, Inc.	37,330,062.09	17,250,000
GE Holdings (US), Inc.	5,403,956.27	—
GE Oil & Gas US Holdings IV, Inc.	48,896,203.52	—

Total:	115,000,000	17,250,000

I-1

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
J.P. Morgan Securities LLC	23,000,000
Citigroup Global Markets Inc.	17,250,000
Goldman Sachs & Co. LLC	17,250,000
Morgan Stanley & Co. LLC	17,250,000
BofA Securities, Inc.	7,670,500
BNP Paribas Securities Corp.	7,670,500
Evercore Group L.L.C.	7,670,500
Credit Suisse Securities (USA) LLC	3,829,500
SMBC Nikko Securities America, Inc.	3,829,500
HSBC Securities (USA) Inc.	3,829,500
Academy Securities, Inc.	1,150,000
Mizuho Securities USA LLC	1,150,000
R. Seelaus & Co., LLC.	1,150,000
The Williams Capital Group, L.P.	1,150,000
UniCredit Capital Markets LLC.	1,150,000

Total:	115,000,000

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued September 10, 2019

2.	Pricing information orally communicated by the underwriters:

(a)	Public Offering Price of the Shares: $21.50

(b)	Number of Firm Shares to be purchased by the Underwriters: 115,000,000

III-1

EXHIBIT A

[FORM OF LOCK-UP LETTER]

[DATE]

J.P. Morgan Securities LLC

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

The undersigned understands that J.P. Morgan Securities LLC, as Representative of the several Underwriters (as defined below) (the “Representative”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Baker Hughes, a GE company, a Delaware corporation (the “Company”), and the Sellers (as defined therein) providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representative (the “Underwriters”), of certain shares of Class A Common Stock, par value $0.0001 per share, of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement. References to “Restricted Securities” shall be deemed to refer to any class of stock of the Company and any limited liability company units or other membership interests of Baker Hughes, a GE company, LLC, a Delaware limited liability company.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for any Restricted Securities, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Restricted Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Restricted Securities or such other securities, in cash or otherwise or (3) publicly announce any intention to engage in any of the transactions described in clauses (1) or (2) above. The foregoing sentence shall not apply to:

(a) transactions relating to Restricted Securities or other securities acquired in open market transactions after the completion of the Public Offering;

(b) the conversion or exchange of shares of Class B Common Stock, par value $0.0001 per share, of the Company, together with Common Units (as defined in the Exchange Agreement), into shares of Class A Common Stock, par value $0.0001 per share, of the Company pursuant to the Exchange Agreement; provided that, for the avoidance of doubt, any Restricted Securities received by the undersigned shall be subject to all of the restrictions set forth in this Agreement;

(c) if the undersigned is a natural person, transfers of Restricted Securities or any security convertible into Restricted Securities by gift to immediate family members of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or immediate family members of the undersigned or as a bona fide gift;

(d) if the undersigned is a corporation, partnership, limited liability company or other business entity, a disposition, transfer or distribution of Restricted Securities or any security convertible into Restricted Securities to limited or general partners, members or stockholders of the undersigned;

(e) if the undersigned is an individual, transfers of Restricted Securities or any security convertible into or exchange or exercisable for Restricted Securities by will or intestacy,

provided that, (A) in the case of any transfer or distribution pursuant to clause (c), (d), or (e), each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter, (B) in the case of any transfer or distribution pursuant to clause (a), (c) or (d), no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made; provided that this clause (B) shall not apply to any transfer or distribution by any director or officer of the Company (excluding “named executive officers” of the Company as defined in Item 403(a) of Regulation S-K under the Securities Act) more than 45 days after the date of the Prospectus (such transfers or distributions contemplated by this proviso, “Permissible D&O Transfers”), and (C) in the case of any transfer or distribution pursuant to clause (e) and any Permissible D&O Transfer, any filing under the Exchange Act or announcement by the Company or the undersigned relating to such transfer or distribution shall briefly note the applicable circumstances that cause such clause to apply and explain that the filing or announcement relates solely to transfers or distributions falling within the category described in the relevant clause;

(f) transfers to the Company, as permitted or required under any benefit plans or the Company’s certificate of incorporation or bylaws in connection with the repurchase or forfeiture of Restricted Securities or any security convertible into or exchangeable or exercisable for Restricted Securities issued pursuant to any benefit plans as in effect on the date of the final prospectus relating to the Public Offering or pursuant to the agreements pursuant to which such Restricted Securities were issued, as in effect in all material respects on the date of the final prospectus relating to the Public Offering;

(g) the receipt by the undersigned from the Company of Restricted Securities upon the exercise of options or any transfer of Restricted Securities or securities convertible into Restricted Securities to the Company upon the exercise of options to purchase the Company’s securities on a “cashless” or “net exercise” basis or otherwise or for the purpose of satisfying any withholding taxes due as a result of the exercise of such options; provided that, for the avoidance of doubt, any Restricted Securities received by the undersigned shall be subject to all of the restrictions set forth in this agreement;

(h) transactions pursuant to a trading plan established pursuant to Rule 10b-5 under the Exchange Act (“10b5-1 Plan”) in existence as of the date of the Prospectus, provided that any filing under the Exchange Act or announcement by the Company or the undersigned relating to such transactions shall briefly note the applicable circumstances and explain that the filing or announcement relates solely to transfers pursuant to such 10b5-1 Plan; or

(i) the establishment of a 10b5-1 Plan for the transfer, sale or any other disposition of Restricted Securities, provided that (A) such plan does not provide for the transfer of Restricted Securities during the Restricted Period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall briefly note the applicable circumstances that cause this clause (i) to apply and include a statement to the effect that no transfer of Restricted Securities may be made under such plan during the Restricted Period.

In addition, the undersigned agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Restricted Securities or any security convertible into or exercisable or exchangeable for Restricted Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Restricted Securities except in compliance with the foregoing restrictions. Notwithstanding the foregoing, in the case of the directors and officers of the Company (excluding “named executive officers” of the Company as defined in Item 403(a) of Regulation S-K under the Securities Act), transfers in the aggregate of up to 30,000 shares of Class A Common Stock, par value $0.0001 per share, during the Restricted Period may be made without the prior written consent of the Representative.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

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